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Ryder System, Inc.

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     [The following is an e-mail from Gregory T. Swienton, Chairman and Chief Executive Officer to Company employees]
April 26, 2010

To:	All Ryder Employees

From:	Greg Swienton

Subject:	Vote Your Ryder Shares
We recently distributed the proxy materials for our 2010 Annual Meeting of Shareholders to Ryder shareholders. The proxy materials include a copy of Ryder’s 2009 Annual Report, in which we highlight that Ryder is delivering now and is expecting to in the future. We delivered in the toughest of times using improved processes and personal leadership. We are making progress today and we are ready to drive increased earnings in the future as conditions improve.
Again this year, we have elected to take advantage of the Securities and Exchange Commission’s “notice and access” rule that allows us to furnish proxy materials to shareholders online. In addition, we elected to distribute the proxy materials electronically to our employees who are shareholders and who have a Ryder-issued e-mail address. These actions eliminate unnecessary printing and postage costs and help benefit the environment, while also providing timely, easily accessible information for our shareholders. In the Notice, you will find instructions explaining how to access the proxy materials and vote your shares of Ryder stock. If you received a Notice either by mail or electronically, you will not receive a printed copy of the proxy materials, unless you specifically request one. Instructions on how to receive a paper copy of the proxy materials are included in the Notice.
There are four agenda items for this year’s annual meeting:
(1)	the election of three directors;

(2)	the ratification of PricewaterhouseCoopers LLP as Ryder’s independent registered certified public accounting firm for the 2010 fiscal year;

(3)	the reapproval of performance criteria under our 2005 Equity Compensation Plan; and

(4)	the approval of an amendment to our Stock Purchase Plan for Employees to increase the number of shares issuable under the Plan by 1,000,000.
I, and the other members of Ryder’s Board of Directors, recommend a vote in favor of each of these proposals. I encourage those of you who own Ryder stock to vote your shares. Not only is every vote important, it also serves to demonstrate your continued support and confidence in our Company, its leadership, and our future success.
Please review these materials carefully and take the time to vote your shares.
Thank you for your continued support.